UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2016 (June 2, 2016)

Western Asset Mortgage Capital Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

385 East Colorado Boulevard	91101
Pasadena, California	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(626) 844-9400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders for Western Asset Mortgage Capital Corporation (the “Company”) was held on June 2, 2016.  Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1.            The nominees for election of Directors, each for a one-year term, were elected based upon the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
James W. Hirschmann, III	11,137,422	1,364,412	21,398,045
Jennifer W. Murphy	11,772,960	728,874	21,398,045
Edward D. Fox	11,758,169	743,665	21,398,045
Ranjit M. Kripalani	11,753,947	747,887	21,398,045
M. Christian Mitchell	11,750,656	751,178	21,398,045
Richard W. Roll	11,755,282	746,552	21,398,045

2.            The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,736,274	788,106	375,499	0

3.            The proposal to approve an amendment to the director removal provision of the Company’s amended and restated certificate of incorporation was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,137,731	1,771,038	991,110	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:	/s/ Adam C. E. Wright
Name: Adam C. E. Wright
Title: Assistant Secretary

Date:  June 3, 2016